EXHIBIT 99

   MSW Energy Holdings II LLC Announces Third-Quarter 2004 Financial Results

     MONTVALE, N.J.--(BUSINESS WIRE)--Nov. 15, 2004--MSW Energy Holdings II LLC ("MSW Energy Holdings II" or the "Company") filed its Form 10-Q for the quarter ended September 30, 2004 with the Securities and Exchange Commission on November 12, 2004 and will be hosting a conference call to discuss the results today at 10:00a.m. EDT. The third-quarter 2004 financial results conference call for MSW Energy Holdings LLC ("MSW Energy Holdings"), MSW Energy Finance Co., Inc. and MSW Energy Finance II, Inc. will be combined with this call. Anyone who wishes to participate should dial 888-489-9708. The call will be recorded and can be reviewed until November 22, 2004 by dialing 800-642-1687 and using 1994952 as the passcode. A transcript of the conference call also will be available on the Company's investor information page by the end of the day November 17, 2004 at www.mswenergyII.com. A copy of the Company's Form 10-Q for the quarter ended September 30, 2004 is available on the investor information page and on the Securities and Exchange Commission's website.
     MSW Energy Holdings II owns a 50.0% direct and indirect membership interest in Ref-Fuel Holdings LLC ("Ref-Fuel Holdings"). Ref-Fuel Holdings and its subsidiaries own or control and operate waste-to-energy facilities in the northeastern United States. Subsidiaries of Ref-Fuel Holdings that operate such facilities derive revenue principally from disposal or tipping fees for accepting municipal solid waste and from the sale of energy in the form of electricity and steam.

     Highlights of MSW Energy Holdings II

     On April 30, 2004, MSW Energy Holdings II's indirect owner, American Ref-Fuel Holdings Corp. (formerly United American Energy Holdings Corp.) ("Holdings Corp."), entered into a series of transactions ("Equalization Transactions") which changed its ownership structure. As a result, Holdings Corp. is owned 60% by affiliates of Credit Suisse First Boston Private Equity, Inc. ("CSFB Private Equity"), and 40% by entities managed by AIG Global Investment Corp. ("AIGGIC").
     Also as a result of the Equalization Transactions, MSW Energy Holdings LLC, which holds a 49.8% membership interest in Ref-Fuel Holdings, was owned (i) 60% by an affiliate of CSFB Private Equity, (ii) 39.99% by entities managed by AIGGIC, and (iii) 0.01% by Holdings Corp., who was named the managing member.
     The Equalization Transactions resulted in CSFB Private Equity affiliates owning an approximate 60% indirect interest in Ref-Fuel Holdings and AIGGIC affiliates owning an approximate 40% indirect interest in Ref-Fuel Holdings.
     On August 31, 2004, Holdings Corp. and CSFB Private Equity and AIGGIC effected a series of transactions that resulted in Holdings Corp. becoming the indirect parent of MSW Energy Holdings ("August 31 Transactions").
     After the Equalization Transactions, Holdings Corp. controls the operations of Ref-Fuel Holdings as 99.8% of the interests in Ref-Fuel Holdings are owned by the Company and MSW Energy Holdings. As a result, the Company has effective control of Ref-Fuel Holdings, and is therefore consolidating its results of operations and cash flows for the period from May 1, 2004, and the balance sheet as of April 30, 2004.
     Because MSW Energy Holdings II has only held its interest in Ref-Fuel Holdings since December 2003, there are no financial results for the third quarter of 2003 comparable to the third quarter of 2004.


MSW Energy Holdings II             For the Three       For the Nine
(unaudited, in thousands)           Months Ended       Months Ended
                                 September 30, 2004 September 30, 2004
                                 ------------------ ------------------

Statement of Operations Data:
Net revenues                              $112,958           $186,410
Equity in net earnings of Ref-
 Fuel Holdings                                   -              6,148
Operating expenses                         (44,430)           (75,139)
Depreciation and amortization
 expense                                   (16,820)           (27,993)
Administrative and general
 expense                                    (9,229)           (17,119)
Gain (Loss) on asset retirement                218               (618)
Interest income                                886              1,403
Interest expense                           (16,710)           (33,868)
Minority interest in net income
 of subsidiaries                           (15,693)           (23,826)
Other expense, net                               3                105
Income taxes                                (4,744)            (6,528)
                                 -------------------------------------
Net income                                  $6,439             $8,975
                                 =====================================
Cash Flow Data:
Cash provided by operating
 activities                                                  $110,611
Cash used in investing activities                             (10,201)
Cash used in financing activities                             (27,250)
Balance Sheet Data (at September
 30, 2004):
Total assets                                               $2,215,710
Total debt                                                  1,321,728
Minority interest in consolidated
 subsidiaries                                                 365,962
Total member's equity                                         137,461


     For the Three Months and Nine Months Ended September 30, 2004. For the three months and the nine months ended September 30, 2004 net revenues totaled $113.0 million and $186.4 million, respectively, which includes the consolidated results of operations of Ref-Fuel Holdings for the five-month period ended September 30, 2004, respectively. Equity in net earnings of unconsolidated subsidiaries for the nine months ended September 30, 2004 represents our share in the net earnings of Ref-Fuel Holdings for the four months ended April 30, 2004. Prior to the Equalization Transactions, which were consummated on April 30, 2004, we accounted for our investment in Ref-Fuel Holdings under the equity method of accounting.
     For the three months ended September 30, 2004, Ref-Fuel Holdings distributed $10.0 million to its members. The Company's cash distributions to its member during the quarter totaled $4.0 million and for the nine months ended September 30, 2004, $21.5 million.
     The following includes a financial measure which is not a measure under generally accepted accounting principles ("GAAP") and is not intended to supplant the information provided in accordance with generally accepted accounting principles. Furthermore, this measure may not be comparable to those used by other companies. For the pro forma twelve months ended September 30, 2004, the ratio of proportionate Adjusted EBITDA to proportionate interest expense was 3.3x.* This information is being discussed because the indenture under which our Senior Notes were issued requires, among other things, but subject to certain exceptions, that we not permit any restricted payment unless certain ratio covenants based on our proportionate ownership of Ref-Fuel Holdings have been met. The pro forma ratio information is calculated assuming the effects of push-down accounting on Ref-Fuel Holdings and the issuance of the Senior Notes had occurred on October 1, 2003.

     Forward-looking Information or Statements

     All statements other than statements of historical facts included in this press release or the conference call that address activities, events or developments that we expect, or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements give our current expectations and projections relating to financial condition, results of operations, plans, objectives, future performance and business. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
     These forward-looking statements are based on our expectations and beliefs concerning future events affecting us. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

     Additional Information

     Questions and inquiries for further information should be directed to Joanne Pagliuca at 201-690-4800.
     This press release does not constitute an offer to sell securities or a solicitation of an offer to purchase securities.

     * Non-GAAP financial measure.

     CONTACT: For MSW Energy Holdings II LLC:
              Joanne Pagliuca, 201-690-4800